EXHIBIT 99.1

J.P. Morgan Chase & Co.
270 Park Avenue, New York, NY 10017-2070 NYSE symbol: JPM www.jpmorganchase.com

News release: IMMEDIATE RELEASE

JPMORGAN CHASE REPORTS 2002 FIRST QUARTER RESULTS

New York, April 17, 2002 – J.P. Morgan Chase & Co. (NYSE: JPM) today announced 2002 first quarter operating earnings per share of $0.57, compared with $0.17 in the fourth quarter of 2001 and $0.74 in the first quarter of 2001. Operating earnings were $1,150 million, compared with $356 million in the fourth quarter of 2001 and $1,527 million one year ago. Operating earnings for 2001 have been adjusted by adding back amortization of goodwill to present 2001 results on a basis comparable to this year’s first quarter, which included the impact of the implementation of SFAS 142.

Operating ROE was 11% and excluding JPMorgan Partners was 16%. The contribution to operating earnings per share of JPMorgan Partners was a loss of $0.12 in the first quarter compared to a $0.17 loss in the fourth quarter of 2001 and no impact in the first quarter of 2001.

Reported net income, which includes special items such as merger and restructuring costs, was $982 million, or $0.48 per share, in the first quarter of 2002. This compares with a loss of $332 million, or $0.18 per share, in the 2001 fourth quarter and profits of $1,199 million, or $0.58 per share, in the first quarter of 2001.

“First quarter results benefited from disciplined expense management and strong performance in our consumer businesses,” said William B. Harrison, Jr., Chairman and Chief Executive Officer. “In challenging markets, our Investment Bank posted a 16% ROE for the quarter and our Investment Management & Private Banking business showed margin improvement.”

Key events for the first quarter 2002

•	Retail & Middle Market Financial Services posted record revenues of $3.1 billion and operating earnings growth of 25% from the first quarter of 2001, generating an operating ROE of 22%.

•	The Investment Bank generated an operating ROE of 16% and an overhead ratio of 58% in a weak capital markets environment. For the first time, JPMorgan was the third-leading underwriter of stocks and bonds globally (per Thomson Financial).

•	Investment Management & Private Banking pre-tax margin improved to 22%, driven by expense control.

•	JPMorgan Partners had private equity losses of $255 million, driven primarily by the decline in the market price of Triton PCS.

•	Credit costs declined from the fourth quarter of 2001 and equaled managed net charge-offs of $1,074 million in the first quarter of 2002.

•	Commercial loans continued to decline, down 3% from year-end and down 10% from the first quarter of 2001. The Tier 1 capital ratio increased from year-end 2001 to 8.5%.

Investor Contact:	John Borden	Media Contact:	Jon Diat
	(212) 270-7318		(212) 270-5089
Joe Evangelisti
(212) 270-7438

J.P. Morgan Chase & Co.
News Release

Operating expenses in the 2002 first quarter were $5.1 billion, an 8% decline from first quarter of 2001 but a 7% increase from the 2001 fourth quarter. Expense growth from the fourth quarter included $106 million in non-merger related severance costs, $78 million related to the settlement of litigation with Sumitomo and $46 million in operating costs related to the acquisition of the credit card master trust of Providian. Given the weak market environment, management is continuing to take actions to reduce expenses and implement other productivity programs. Costs related to these initiatives that were not associated with previously announced programs were reported in operating results in the first quarter and will continue to be reflected in operating results going forward.

Business segment results

Retail & Middle Market Financial Services had record operating earnings of $526 million for the quarter, up 59% from the 2001 fourth quarter and an increase of 25% from the first quarter of 2001. Operating ROE for the first quarter was 22%, compared to 14% in the fourth quarter of 2001 and 20% for the first quarter of 2001.

Operating revenues of $3.13 billion (including $150 million of revenues from the card portfolio acquired from Providian) were up 7% and 18% from the fourth and first quarters of 2001, respectively. Credit card outstandings grew 31% to $49 billion (including Providian) and there were over 900,000 new accounts originated during the quarter, the sixth consecutive quarter of such additions. Mortgage originations totaled $33 billion in the quarter, down from $50 billion in the 2001 fourth quarter and up from the first quarter of 2001. Auto finance originations were $5.8 billion in the quarter, up 2% from the fourth quarter of 2001 and 34% over the first quarter of 2001. Total deposits were up 5% and 14% from the fourth and first quarters of 2001, respectively.

Operating expenses of $1.56 billion increased by 4% from the fourth quarter of 2001 and by 13% from the first quarter of 2001. The increases reflected the impact of the Providian acquisition as well as higher expenses related to production volumes. Partially offsetting these increases were savings related to Six Sigma productivity programs.

Credit costs of $726 million were 22% lower than the 2001 fourth quarter, which included $250 million in provision in excess of charge-offs. Credit costs were 22% higher than the first quarter of 2001, partially due to higher outstandings. The allowance for loan losses was higher than at year-end due to reserves established for the acquired card portfolio.

Investment Management & Private Banking had operating earnings of $126 million, up 30% from the 2001 fourth quarter and 19% better than the first quarter of 2001. Pre-tax margin in the first quarter was 22% compared with 16% in each of the fourth and first quarters of 2001.

Operating revenues of $741 million in the first quarter were 1% better than the 2001 fourth quarter but 10% lower than the first quarter of 2001. Operating expenses of $557 million for the first quarter were 5% lower than the 2001 fourth quarter and down 19% from the first quarter of 2001 reflecting the impact of cost

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J.P. Morgan Chase & Co.
News Release

reductions taken in 2001. Credit costs in private banking were lower than in the 2001 fourth quarter and higher than the first quarter of 2001.

Strong growth in retail mutual funds across all asset classes was more than offset by outflows within the institutional segment, primarily outflows from lower-fee money market funds. Total assets under management at quarter-end of $583 billion were 4% lower than in each of the fourth and first quarters of 2001. In the retail segment, JPMorgan Flemings international mutual funds received 82 awards for performance including Best Overall Group and Best-Mixed Asset Manager.1

The Investment Bank had operating earnings of $755 million in the first quarter, more than double the fourth quarter of 2001 but 27% lower than the first quarter of 2001. Operating ROE was 16% for the quarter compared to 8% for the 2001 fourth quarter and 21% for the first quarter of 2001.

Operating revenues of $3.62 billion in the first quarter of 2002 were 17% better than the 2001 fourth quarter but 16% lower than the first quarter of 2001.

Trading revenues (including related net interest income) of $1.70 billion increased 66% from the fourth quarter of 2001 but were down 19% from the first quarter of 2001. The significant increase over the prior quarter reflected higher revenues across most businesses and was partly attributable to markdowns recorded against counterparty exposures in the fourth quarter of 2001. The decline from the first quarter of 2001 was primarily due to lower equity trading revenues as a result of lower client activity and lower volatility. Fixed income trading was lower compared to the first quarter of 2001 as strong credit trading results in the quarter were offset by lower interest rate trading, reflecting reduced opportunities from declining rates than existed one year ago.

Investment banking fees totaled $741 million in the first quarter, declining 21% from each of the fourth and the first quarters of 2001. The declines reflected continued weakness in M&A and equity underwriting markets as well as lower loan syndication activity during the quarter. For the quarter, leadership positions were maintained in syndicated lending (#1) and high-grade bonds (#2).2

Fees and commissions of $380 million in the first quarter increased by 5% from the fourth quarter of 2001 but declined 10% from the first quarter of 2001. The year-on-year decline was primarily due to lower margins from equity brokerage activities.

Operating expenses for the first quarter of $2.12 billion increased by 14% from the fourth quarter of 2001 but declined 17% from the first quarter of last year. Expenses in the first quarter included the cost of the Sumitomo settlement and severance-related costs. The overhead ratio for the quarter was 58% reflecting ongoing productivity and expense management initiatives intended to allow the Investment Bank to make strategic investments despite the current revenue environment.

[1] Source: Lipper, March 2002

[2] Derived from Thomson Financial Securities Data, based on proceeds

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J.P. Morgan Chase & Co.
News Release

Treasury & Securities Services had operating earnings of $141 million, down 14% from the 2001 fourth quarter and down 16% from the first quarter of 2001. Operating ROE for the quarter was 19% compared to 23% in the 2001 fourth quarter and 24% in the first quarter of 2001.

Operating revenues were $935 million in the first quarter of 2002, down 1% from the 2001 fourth quarter and down 2% from the first quarter of 2001. Revenues in Investor Services were down 10% from the first quarter of 2001 to $393 million as a result of weak global equity markets and lower asset levels, reduced money flows and lower business activity. Investor Services revenues were flat from the fourth quarter. Institutional Trust Services revenues increased 6% from each of the fourth and first quarters of 2001. Treasury Services revenues were down 5% from the fourth quarter but up 4% from the first quarter of 2001, as the effect of lower interest rates was offset by higher overall deposit levels resulting from increased business volumes.

Operating expenses rose 4% from the 2001 fourth quarter and 3% from the first quarter of 2001.

JPMorgan Partners had an operating loss of $248 million for the quarter compared to an operating loss of $345 million in the 2001 fourth quarter and an operating loss of $4 million in the first quarter of 2001.

Total private equity gains were negative $255 million, of which net unrealized losses were $242 million. The decline in value of Triton PCS was the largest contributor to unrealized losses. Hedging put in place to partially offset fluctuations in the values of public securities contributed $47 million in gains in the first quarter. Total private equity gains were negative $398 million in the 2001 fourth quarter and $139 million positive in the first quarter of 2001. Although private equity exit opportunities remain muted, market conditions have started to improve across several industry sectors.

Credit

Commercial net charge-offs in the first quarter of 2002 were $320 million, compared to $433 million in the 2001 fourth quarter and $148 million in the first quarter of 2001. The charge-off ratio was 1.27% for the first quarter of 2002, 1.58% for the fourth quarter of 2001 and 0.50% for the first quarter of 2001.

Consumer net charge-offs on a managed basis (i.e., including securitized assets) were $754 million, up from $649 million in the fourth quarter of 2001 and $540 million in the first quarter of 2001. On a managed basis, the credit card net charge-off ratio, including the Providian assets acquired on February 1, 2002, was 5.87% in the first quarter of 2002, compared to 5.48% for the fourth quarter of 2001 and 5.05% for the first quarter of 2001. The Providian credit card receivables will contribute to a higher managed charge-off ratio over the remainder of the year.

Provisions equaled charge-offs in the quarter. In the fourth quarter of 2001, $650 million of provisions in excess of charge-offs were recorded.

Total Nonperforming Assets were $4.31 billion at March 31, 2002, which includes $1.13 billion related to the Enron surety receivables and letter of credit. Excluding this amount, which is the subject of litigation with credit-worthy entities, nonperforming assets totaled $3.18 billion. This compares to $2.79 billion at December 31, 2001 and $2.23 billion as of March 31, 2001.

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J.P. Morgan Chase & Co.
News Release

Total assets and capital

Total assets as of March 31, 2002 were $713 billion, compared with $694 billion at December 31, 2001 and $714 billion as of March 31, 2001. The increase over December 31, 2001 was largely driven by growth in trading assets. Commercial loans declined 3%, or $3.1 billion, from the fourth quarter of 2001 and 10%, or $11.5 billion, from the first quarter of 2001. Consumer loans were up slightly from year-end and increased 9% from the first quarter of 2001. The Tier 1 capital ratio was 8.5% at March 31, 2002, compared to 8.3% at December 31, 2001 and 8.7% at March 31, 2001.

Other financial information

Special Items in the first quarter of 2002 included $255 million (pre-tax) in merger and restructuring costs. Special items in the fourth quarter of 2001 included merger and restructuring costs of $841 million (pre-tax). Special items in the first quarter of 2001 included merger and restructuring costs (pre-tax) of $328 million and the cumulative effect of a transition adjustment of negative $25 million (after-tax) related to the adoption of SFAS 133 for the accounting for derivative instruments and hedging activities.

J.P. Morgan Chase & Co. is a leading global financial services firm with assets of $713 billion and operations in more than 50 countries. With relationships with over 99% of the Fortune 1000 companies, the firm is a leader in investment banking, asset management, private banking, private equity, custody and transaction services and retail and middle market financial services. A component of the Dow Jones Industrial Average, JPMorgan Chase is headquartered in New York and serves more than 30 million consumer customers and the world’s most prominent corporate, institutional and government clients. Information about JPMorgan Chase is available on the internet at www.jpmorganchase.com.

JPMorgan Chase will hold a presentation for the investment community on Wednesday, April 17, 2002 at 11:00 a.m. (Eastern Daylight Time) to review first quarter 2002 financial results. A live audio webcast of the presentation will be available on www.jpmorganchase.com. In addition, persons interested in listening to the presentation by telephone may dial in at (973) 872-3100. A telephone replay of the presentation will be available beginning at 1:00 p.m. (EDT) on April 17, 2002 and continuing through 6:00 p.m. (EDT) on April 23, 2002 at (973) 341-3080 pin #3183365. The replay also will be available on www.jpmorganchase.com. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available on the JPMorgan Chase web site (www.jpmorganchase.com).

This press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These uncertainties could cause our results to differ materially from such forward-looking statements. Such risks and uncertainties are described in our 2001 Annual Report on Form 10-K, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov), to which reference is hereby made.

5

J.P. MORGAN CHASE & CO. CONSOLIDATED FINANCIAL HIGHLIGHTS (in millions, except per share and ratio data)

	1QTR		4QTR	1QTR
	2002		2001	2001

OPERATING INCOME STATEMENT (a) (b)
OPERATING REVENUE:
Investment Banking Fees	$755		$931	$941
Trading-Related Revenue (Including Trading NII)	1,720		904	2,167
Fees and Commissions	2,493		2,340	2,082
Private Equity — Realized Gains (Losses)	(10)		81	412
Private Equity — Unrealized Gains (Losses)	(228)		(505)	(285)
Securities Gains	114		202	455
Other Revenue	137		138	257
Net Interest Income (Excluding Trading NII)	2,938		2,825	2,537

TOTAL OPERATING REVENUE	7,919		6,916	8,566
OPERATING EXPENSE:
Compensation Expense	2,823		2,622	3,336
Noncompensation Expense	2,280		2,138	2,193

TOTAL OPERATING EXPENSE	5,103		4,760	5,529
Credit Costs	1,074		1,732	688

Operating Income before Taxes	1,742		424	2,349
Income Taxes	592		68	822

OPERATING EARNINGS	$1,150		$356	$1,527
Special Items & Net Effect of Change in Acctng Principle	(168)		(579)	(237)
Amortization of Goodwill, Net of Taxes (c)	—		(109)	(91)

NET INCOME (LOSS)	$982		$(332)	$1,199

OPERATING BASIS
Diluted Earnings per Share	$0.57		$0.17	$0.74
Shareholder Value Added	(59)		(915)	285
Return on Managed Assets	0.63%		0.19%	0.83%
Return on Common Equity	11.4		3.3	14.8
Overhead Ratio	64		69	65
Common Dividend Payout Ratio	60		199	45
Compensation Expense as a % of Revenue	36		38	39
Noncompensation Expense as a % of Revenue	29		31	26
NET INCOME (LOSS) PER COMMON SHARE (d)
Basic	$0.49		$(0.18)	$0.60
Diluted	0.48		(0.18)	0.58
COMMON SHARES OUTSTANDING
Basic Average Shares Outstanding	1,978.2		1,969.6	1,966.6
Diluted Average Shares Outstanding	2,005.8		2,007.4	2,032.2
Common Shares Outstanding — at Period End	1,990.2		1,973.4	1,984.2
CASH DIVIDENDS DECLARED PER SHARE	$0.34		$0.34	$0.34
BOOK VALUE PER SHARE	20.16		20.32	21.17
CAPITAL RATIOS
Tier I Capital Ratio	8.5	%(e)	8.3%	8.7%
Total Capital Ratio	12.4	(e)	11.9	12.3
Tier I Leverage	5.4	(e)	5.2	5.4

[Additional columns below]

[Continued from above table, first column(s) repeated]

	1QTR 2002
	Over (Under)

	4Q 2001		1Q 2001

OPERATING INCOME STATEMENT (a) (b)
OPERATING REVENUE:
Investment Banking Fees	(19)%		(20)%
Trading-Related Revenue (Including Trading NII)	90		(21)
Fees and Commissions	7		20
Private Equity — Realized Gains (Losses)	NM		NM
Private Equity — Unrealized Gains (Losses)	55		20
Securities Gains	(44)		(75)
Other Revenue	(1)		(47)
Net Interest Income (Excluding Trading NII)	4		16

TOTAL OPERATING REVENUE	15		(8)
OPERATING EXPENSE:
Compensation Expense	8		(15)
Noncompensation Expense	7		4

TOTAL OPERATING EXPENSE	7		(8)
Credit Costs	(38)		56

Operating Income before Taxes	311		(26)
Income Taxes	NM		(28)

OPERATING EARNINGS	223		(25)
Special Items & Net Effect of Change in Acctng Principle	71		29
Amortization of Goodwill, Net of Taxes (c)	NM		NM

NET INCOME (LOSS)	NM		(18)

OPERATING BASIS
Diluted Earnings per Share	235		(23)
Shareholder Value Added	94		NM
Return on Managed Assets	44	bp	(20	)bp
Return on Common Equity	810		(340)
Overhead Ratio	(500)		(100)
Common Dividend Payout Ratio	(13,900)		1,500
Compensation Expense as a % of Revenue	(200)		(300)
Noncompensation Expense as a % of Revenue	(200)		300
NET INCOME (LOSS) PER COMMON SHARE (d)
Basic	NM		(18)%
Diluted	NM		(17)
COMMON SHARES OUTSTANDING
Basic Average Shares Outstanding	—%		1
Diluted Average Shares Outstanding	—		(1)
Common Shares Outstanding — at Period End	1		—
CASH DIVIDENDS DECLARED PER SHARE	—		—
BOOK VALUE PER SHARE	(1)		(5)
CAPITAL RATIOS
Tier I Capital Ratio	20	bp	(20	)bp
Total Capital Ratio	50		10
Tier I Leverage	20		—

Note: Prior periods have been restated to conform with current methodologies.

(a)		See page 10 for a reconciliation between reported results and operating results.

(b)		In the first quarter of 2002, the Firm implemented EITF 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred (Formerly EITF Abstracts, Topic D-103).” Consequently, prior period amounts have been restated.

(c)		Reported net income for the first quarter 2002 reflects the adoption of SFAS 142 and, accordingly, the Firm ceased amortizing goodwill effective January 1, 2002. There was no impairment of goodwill upon adoption of SFAS 142. Previously reported operating earnings for 2001 have been adjusted by adding back amortization of goodwill to make 2001 results comparable to 2002.

(d)		Basic and diluted earnings per share have been reduced by $0.01 in the first quarter of 2001 due to the impact of the adoption of SFAS 133 relating to the accounting for derivative instruments and hedging activities.

(e)		Estimated

bp	-	Denotes basis points; 100 bp equals 1%

J.P. MORGAN CHASE & CO. LINES OF BUSINESS FINANCIAL HIGHLIGHTS SUMMARY (in millions, except per share and ratio data)

	1QTR	4QTR		1QTR
	2002	2001		2001

OPERATING REVENUE
Investment Bank	$3,620	$3,088		$4,327
Treasury & Securities Services	935	941		953
Investment Management & Private Banking	741	731		822
Retail & Middle Market Financial Services	3,131	2,936		2,654
Corporate (a)	(205)	(328)		(277)

OPERATING REVENUE EXCLUDING JPMP	8,222	7,368		8,479
JPMorgan Partners	(303)	(452)		87

OPERATING REVENUE (b)	$7,919	$6,916		$8,566

EARNINGS
Investment Bank	$755	$367		$1,033
Treasury & Securities Services	141	164		168
Investment Management & Private Banking	126	97		106
Retail & Middle Market Financial Services	526	330		421
Corporate (a)	(150)	(257)		(197)

OPERATING EARNINGS EXCLUDING JPMP	1,398	701		1,531
JPMorgan Partners	(248)	(345)		(4)

OPERATING EARNINGS (b)	1,150	356		1,527
Special Items & Net Effect of Change in Acctng Principle	(168)	(579)		(237)
Amortization of Goodwill, Net of Taxes	—	(109)		(91)

NET INCOME (LOSS) (b)	$982	$(332)		$1,199

EARNINGS PER SHARE — DILUTED
OPERATING EARNINGS EXCLUDING JPMP	$0.69	$0.34		$0.74
Impact of JPMP	(0.12)	(0.17)		—

OPERATING EARNINGS (b)	0.57	0.17		0.74
Special Items & Net Effect of Change in Acctng Principle	(0.09)	(0.29)		(0.12)
Amortization of Goodwill, Net of Taxes	—	(0.05)		(0.04)

NET INCOME (LOSS) (b)	$0.48	$(0.18	)(c)	$0.58

OPERATING RETURN ON COMMON EQUITY
Investment Bank	15.9%	7.6%		20.8%
Treasury & Securities Services	19.1	22.6		23.5
Investment Management & Private Banking	8.4	6.2		6.4
Retail & Middle Market Financial Services	21.5	14.2		19.9
OPERATING RETURN ON COMMON EQUITY (b)	11.4	3.3		14.8

[Additional columns below]

[Continued from above table, first column(s) repeated]

	1QTR 2002
	Over (Under)

	4QTR		1QTR
	2001		2001

OPERATING REVENUE
Investment Bank	17%		(16)%
Treasury & Securities Services	(1)		(2)
Investment Management & Private Banking	1		(10)
Retail & Middle Market Financial Services	7		18
Corporate (a)	38		26

OPERATING REVENUE EXCLUDING JPMP	12		(3)
JPMorgan Partners	33		NM

OPERATING REVENUE (b)	15		(8)

EARNINGS
Investment Bank	106		(27)
Treasury & Securities Services	(14)		(16)
Investment Management & Private Banking	30		19
Retail & Middle Market Financial Services	59		25
Corporate (a)	42		24

OPERATING EARNINGS EXCLUDING JPMP	99		(9)
JPMorgan Partners	28		NM

OPERATING EARNINGS (b)	223		(25)
Special Items & Net Effect of Change in Acctng Principle	71		29
Amortization of Goodwill, Net of Taxes	NM		NM

NET INCOME (LOSS) (b)	NM		(18)

EARNINGS PER SHARE — DILUTED
OPERATING EARNINGS EXCLUDING JPMP	103		(7)
Impact of JPMP	29		NM

OPERATING EARNINGS (b)	235		(23)
Special Items & Net Effect of Change in Acctng Principle	69		25
Amortization of Goodwill, Net of Taxes	NM		NM

NET INCOME (LOSS) (b)	NM		(17)

OPERATING RETURN ON COMMON EQUITY
Investment Bank	830	bp	(490	)bp
Treasury & Securities Services	(350)		(440)
Investment Management & Private Banking	220		200
Retail & Middle Market Financial Services	730		160
OPERATING RETURN ON COMMON EQUITY (b)	810		(340)

(a)	Includes Support Units and the effects remaining at the corporate level after the implementation of management accounting policies.

(b)	Represents consolidated JPMorgan Chase.

(c)	Diluted EPS is reported as $(0.18) which is the same as basic EPS, instead of $(0.17), since using diluted average shares outstanding would cause antidilution. As a result, the net loss earnings per share does not foot by $(0.01).

J.P. MORGAN CHASE & CO. CONSOLIDATED BALANCE SHEET (in millions)

	Mar 31st	Dec 31st	Mar 31st
	2002	2001	2001

ASSETS
Cash and Due from Banks	$22,637	$22,600	$22,371
Deposits with Banks	9,691	12,743	7,979
Federal Funds Sold and Securities Purchased under Resale Agreements	76,719	63,727	71,147
Securities Borrowed	40,880	36,580	37,264
Trading Assets:
Debt and Equity Instruments	144,992	118,248	138,270
Derivative Receivables	63,224	71,157	78,907
Securities	61,225	59,760	69,731
Loans (Net of Allowance for Loan Losses)	209,541	212,920	213,116
Goodwill	7,924	8,205	8,667
Other Intangibles:
Mortgage Servicing Rights	6,918	6,579	6,062
Purchased Credit Card Relationships	1,508	519	574
All Other Intangibles	327	44	48
Private Equity Investments	8,553	9,197	10,877
Other Assets	58,369	71,296	48,611

TOTAL ASSETS	$712,508	$693,575	$713,624

LIABILITIES
Deposits	$282,037	$293,650	$272,572
Federal Funds Purchased and Securities Sold under Repurchase Agreements	152,837	128,445	145,703
Commercial Paper	23,726	18,510	16,281
Other Borrowed Funds	16,968	10,835	28,716
Trading Liabilities:
Debt and Equity Instruments	71,141	52,988	52,501
Derivative Payables	44,997	56,063	73,312
Accounts Payable and Other Liabilities (Including the Allowance for Credit Losses)	36,910	47,813	33,575
Long-Term Debt	37,322	39,183	42,609
Guaranteed Preferred Beneficial Interests in the Firm’s Junior Subordinated Deferrable Interest Debentures	5,439	4,439	4,439

TOTAL LIABILITIES	671,377	651,926	669,708
PREFERRED STOCK OF SUBSIDIARY	—	550	550
STOCKHOLDERS’ EQUITY
Preferred Stock	1,009	1,009	1,362
Common Stock	2,016	1,997	1,984
Capital Surplus	12,783	12,495	11,663
Retained Earnings	27,278	26,993	28,592
Accumulated Other Comprehensive Income (Loss)	(909)	(442)	(214)
Treasury Stock, at Cost	(1,046)	(953)	(21)

TOTAL STOCKHOLDERS’ EQUITY	41,131	41,099	43,366

TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY AND STOCKHOLDERS’ EQUITY	$712,508	$693,575	$713,624

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Mar 31, 2002
	Over (Under)

	Dec 31, 01	Mar 31, 01

ASSETS
Cash and Due from Banks	—%	1%
Deposits with Banks	(24)	21
Federal Funds Sold and Securities Purchased under Resale Agreements	20	8
Securities Borrowed	12	10
Trading Assets:
Debt and Equity Instruments	23	5
Derivative Receivables	(11)	(20)
Securities	2	(12)
Loans (Net of Allowance for Loan Losses)	(2)	(2)
Goodwill	(3)	(9)
Other Intangibles:
Mortgage Servicing Rights	5	14
Purchased Credit Card Relationships	191	163
All Other Intangibles	NM	NM
Private Equity Investments	(7)	(21)
Other Assets	(18)	20

TOTAL ASSETS	3	—

LIABILITIES
Deposits	(4)	3
Federal Funds Purchased and Securities Sold under Repurchase Agreements	19	5
Commercial Paper	28	46
Other Borrowed Funds	57	(41)
Trading Liabilities:
Debt and Equity Instruments	34	36
Derivative Payables	(20)	(39)
Accounts Payable and Other Liabilities (Including the Allowance for Credit Losses)	(23)	10
Long-Term Debt	(5)	(12)
Guaranteed Preferred Beneficial Interests in the Firm’s Junior Subordinated Deferrable Interest Debentures	23	23

TOTAL LIABILITIES	3	—
PREFERRED STOCK OF SUBSIDIARY	NM	NM
STOCKHOLDERS’ EQUITY
Preferred Stock	—	(26)
Common Stock	1	2
Capital Surplus	2	10
Retained Earnings	1	(5)
Accumulated Other Comprehensive Income (Loss)	(106)	(325)
Treasury Stock, at Cost	10	NM

TOTAL STOCKHOLDERS’ EQUITY	—	(5)

TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY AND STOCKHOLDERS’ EQUITY	3	—

J.P. MORGAN CHASE & CO. CREDIT-RELATED INFORMATION (in millions, except ratios)

	Mar 31st		Dec 31st	Mar 31st
	2002		2001	2001

CREDIT-RELATED ASSETS:
Commercial Loans	$101,752		$104,864	$113,217
Derivative and FX Contracts	63,224		71,157	78,907

Total Commercial Credit-Related Assets (a)	164,976		176,021	192,124
Managed Consumer Loans (b)	136,019		134,004	120,196

Total Managed Credit-Related Assets	$300,995		$310,025	$312,320

NET CHARGE-OFFS: (c)
Commercial Loans	$320		$433	$148

Credit Card — Managed	658		538	459
All Other Consumer	96		111	81

Managed Consumer Loans	754		649	540

Total Managed Net Charge-offs	$1,074		$1,082	$688

NET CHARGE-OFF RATES — ANNUALIZED:
Total Commercial Loans	1.27%		1.58%	0.50%
Credit Card — Managed	5.87		5.48	5.05
Total Managed Loans	1.82		1.80	1.17
NONPERFORMING ASSETS:
Commercial Loans	$2,359		$1,997	$1,637
Derivative and FX Contracts	155		170	109
Consumer Loans (b)	534		499	377
Assets Acquired in Loan Satisfactions	130		124	111

Total	3,178		2,790	2,234
Other Receivables (d)	1,130		1,130	—

Total Nonperforming Assets	$4,308	(e)	$3,920	$2,234

SELECTED COUNTRY TOTAL EXPOSURE (in billions)
Argentina	$0.5	(f)	$0.6	$1.8
Brazil	2.7	(f)	3.3	1.9
Turkey	0.1	(f)	0.3	0.3
Venezuela	0.2	(f)	0.3	0.4

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Mar 31, 2002
	Over (Under)

	Dec 31, 01		Mar 31, 01

CREDIT-RELATED ASSETS:
Commercial Loans	(3)%		(10)%
Derivative and FX Contracts	(11)		(20)

Total Commercial Credit-Related Assets (a)	(6)		(14)
Managed Consumer Loans (b)	2		13

Total Managed Credit-Related Assets	(3)		(4)

NET CHARGE-OFFS: (c)
Commercial Loans	(26)		116

Credit Card — Managed	22		43
All Other Consumer	(14)		19

Managed Consumer Loans	16		40

Total Managed Net Charge-offs	(1)		56

NET CHARGE-OFF RATES — ANNUALIZED:
Total Commercial Loans	(31	)bp	77	bp
Credit Card — Managed	39		82
Total Managed Loans	2		65
NONPERFORMING ASSETS:
Commercial Loans	18%		44%
Derivative and FX Contracts	(9)		42
Consumer Loans (b)	7		42
Assets Acquired in Loan Satisfactions	5		17

Total	14		42
Other Receivables (d)	—		NM

Total Nonperforming Assets	10		93

SELECTED COUNTRY TOTAL EXPOSURE (in billions)
Argentina	(17)		(72)
Brazil	(18)		42
Turkey	(67)		(67)
Venezuela	(33)		(50)

(a)	Unfunded commercial lending-related commitments totaled $245 billion at March 31, 2002, $248 billion at December 31, 2001 and $262 billion at March 31, 2001.

(b)	Includes credit card receivables that have been securitized.

(c)	Net charge-offs are presented for the quarter ended as of the date indicated.

(d)	This amount relates to the Enron-related surety receivables and letter of credit, which are the subject of litigation with credit-worthy entities.

(e)	Nonperforming assets have not been reduced for credit protection (single name credit default swaps and collateralized loan obligations) aggregating $42 million related to nonperforming counterparties at March 31, 2002.

(f)	Estimated

J.P. MORGAN CHASE & CO. RECONCILIATION OF REPORTED TO OPERATING RESULTS (in millions, except per share data)

	FIRST QUARTER 2002

	REPORTED	CREDIT	SPECIAL	OPERATING
	RESULTS	CARD	ITEMS	BASIS
	(a)	(b)	(c)

INCOME STATEMENT
Revenue	$7,598	$321	$—	$7,919
Expense	5,034	—	—	5,034
Amortization of Intangibles	69	—	—	69

Operating Margin	2,495	321	—	2,816
Credit Costs	753	321	—	1,074

Income before Merger and Restructuring Costs	1,742	—	—	1,742
Merger and Restructuring Costs	255	—	(255)	—

Income before Tax Expense	1,487	—	255	1,742
Tax Expense	505	—	87	592

Income before Effect of Acctng Change	982	—	168	1,150
Net Effect of Change in Acctng Principle	—	—	—	—

Net Income	$982	$—	$168	$1,150

NET INCOME PER SHARE
Basic	$0.49			$0.57
Diluted	0.48			0.57

[Additional columns below]

[Continued from above table, first column(s) repeated]

	FIRST QUARTER 2001

	REPORTED	CREDIT	SPECIAL	AMORTIZATION	OPERATING
	RESULTS	CARD	ITEMS	OF GOODWILL	BASIS
	(a)	(b)	(c)	(d)

INCOME STATEMENT
Revenue	$8,325	$241	$—	$—	$8,566
Expense	5,493	—	—	—	5,493
Amortization of Intangibles	177	—	—	(141)	36

Operating Margin	2,655	241	—	141	3,037
Credit Costs	447	241	—	—	688

Income before Merger and Restructuring Costs	2,208	—	—	141	2,349
Merger and Restructuring Costs	328	—	(328)	—	—

Income before Tax Expense	1,880	—	328	141	2,349
Tax Expense	656	—	116	50	822

Income before Effect of Acctng Change	1,224	—	212	91	1,527
Net Effect of Change in Acctng Principle	(25)	—	25	—	—

Net Income	$1,199	$—	$237	$91	$1,527

NET INCOME PER SHARE
Basic	$0.60 (e)				$0.77
Diluted	0.58 (e)				0.74

	FOURTH QUARTER 2001

	REPORTED	CREDIT	SPECIAL	AMORTIZATION	OPERATING
	RESULTS	CARD	ITEMS	OF GOODWILL	BASIS
	(a)	(b)	(c)	(d)

INCOME STATEMENT
Revenue	$6,652	$264	$—	$—	$6,916
Expense	4,724	—	—	—	4,724
Amortization of Intangibles	187	—	—	(151)	36

Operating Margin	1,741	264	—	151	2,156
Credit Costs	1,468	264	—	—	1,732

Income before Merger and Restructuring Costs	273	—	—	151	424
Merger and Restructuring Costs	841	—	(841)	—	—

Income (Loss) before Tax Expense	(568)	—	841	151	424
Tax Expense (Benefit)	(236)	—	262	42	68

Net Income (Loss)	$(332)	$—	$579	$109	$356

NET INCOME (LOSS) PER SHARE
Basic	$(0.18)				$0.17
Diluted	(0.18)				0.17

(a)	Represents condensed results as reported in JPMorgan Chase’s financial statements.

(b)	This column excludes the impact of credit card securitizations. For receivables that have been securitized, amounts that would have been reported as net interest income and as provision for loan losses are instead reported as components of noninterest revenue.

(c)	Includes merger and restructuring costs and special items. The 2002 first quarter includes $255 million in merger and restructuring expenses. The 2001 first quarter includes $328 million in merger and restructuring expenses. The 2001 fourth quarter includes $841 million in merger and restructuring expenses.

(d)	Reported net income for the first quarter 2002 reflects the adoption of SFAS 142 and, accordingly, the Firm ceased amortizing goodwill effective January 1, 2002. There was no impairment of goodwill upon adoption of SFAS 142. Previously reported operating earnings for 2001 have been adjusted by adding back amortization of goodwill to make 2001 results comparable to 2002.

(e)	Includes the effect of the accounting change. Excluding the accounting change, basic and diluted net income per share were $0.61 and $0.59, respectively.